Exhibit 99.1

FORTE BIOSCIENCES ANNOUNCES PRICING OF $150 MILLION PUBLIC OFFERING

DALLAS, TX – APRIL 8, 2026 – Forte Biosciences, Inc. (Nasdaq: FBRX), a clinical-stage biopharmaceutical company focused on autoimmune and autoimmune-related diseases, today announced the pricing of a public offering of 5,709,936 shares of its common stock at a price to the public of $26.27 per share. In addition, Forte has granted the underwriters a 30-day option to purchase up to an additional 856,490 shares of its common stock at the public offering price, less the underwriting discounts and commissions. All of the shares of common stock are being offered by Forte.

The gross proceeds from the offering are expected to be approximately $150 million before deducting underwriting discounts and commissions and other offering expenses. The offering is expected to close on or about April 10, 2026, subject to satisfaction of customary closing conditions.

Forte intends to use the net proceeds of the offering for working capital and other general corporate purposes, which includes funding clinical development of its product candidate and other research activities.

Guggenheim Securities and Barclays are acting as joint book-running managers for the offering.

The offering is being made pursuant to a Registration Statement on Form S-3 (File No. 333-286226), including a base prospectus, previously filed with and declared effective by the SEC. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering has been filed with the SEC. A final prospectus supplement and accompanying prospectus relating to the offering will also be filed with the SEC. These documents can be accessed for free through the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may also be obtained from Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com, and Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 by calling 1-888-603-5847 or by email at barclaysprospectus@broadridge.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Forte

Forte Biosciences, Inc. is a clinical-stage biopharmaceutical company that is advancing FB102, which is a proprietary anti-CD122 monoclonal antibody therapeutic candidate with potentially broad autoimmune and autoimmune-related indications.

Forward Looking Statements

Forte cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Forte’s current beliefs and expectations. Forward-looking statements include statements regarding the completion and timing of the offering and the anticipated use of proceeds from the offering. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation: whether or not Forte will be able to raise capital through the sale of securities or consummate the offering; the final terms of the offering; the satisfaction of customary closing conditions; prevailing market conditions; general economic and market conditions as well as geopolitical developments; and other risks. Additional risks, uncertainties, and other information affecting Forte’s business and operating results are contained in Forte’s Annual Report on Form 10-K filed on March 31, 2026, and in its other filings with the Securities and Exchange Commission. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Forte undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Forte Biosciences, Inc.

investors@fortebiorx.com